Exhibit 10.1

GS Acquisition Holdings Corp II

200 West Street

New York, New York 10282

August 12, 2021

GS Sponsor II LLC

200 West Street

New York, New York 10282

Re: Letter Agreement re: Additional Expenses

Gentlemen:

Reference is made to the Business Combination Agreement, dated June 17, 2021 (as it may be amended from time to time, the “Business Combination Agreement”), by and among GS Acquisition Holdings Corp II, a Delaware corporation (the “Company”), Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares (“Mirion”), CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP, each acting by their general partner, Charterhouse General Partners (IX) Limited, for the limited purpose set forth therein, each of the other persons set forth on Annex I thereto and the other holders of existing shares of Mirion who become a party thereto by executing a joinder agreement. Pursuant to the terms of the Business Combination Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which Mirion will combine with a subsidiary of the Company.

This letter agreement by and between the Company and GS Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), dated as of the date hereof, confirms the following:

(1)

If the Business Combination does not close on or before July 2, 2022, or if before such date the Business Combination Agreement is terminated, the Sponsor agrees to pay any costs and expenses incurred by the Company (the “Additional Expenses”) in excess of any expenses that are paid (a) with the Company’s working capital or (b) with funds borrowed by the Company under the working capital note, dated as of November 12, 2020, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $2,000,000; provided that the maximum amount of Additional Expenses payable by the Sponsor shall not exceed $15,000,000.

(2)

Under no circumstances shall any individual, including but not limited to any officer, director, employee or member of the Sponsor, be obligated personally for any obligations or liabilities of the Sponsor hereunder.

(3)

The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering were deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Sponsor may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

Very truly yours,

GS ACQUISITION HOLDINGS CORP II

By:	/s/ Tom Knott
Name:	Tom Knott
Title:	Chief Executive Officer, Chief Financial Officer and Secretary

AGREED TO AND ACCEPTED BY:

GS SPONSOR II LLC

By:	/s/ Tom Knott
Name:	Tom Knott
Title:	Authorized Signatory

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